Exhibit T3E(2)

ELECTION FORM

TO RECEIVE AN INTEREST IN TRANSACTION SECURITIES IF SCHEME IS APPROVED

Emeco Holdings Limited (ACN 112 188 815)

Election Form in relation to the proposed Scheme of Arrangement between Emeco Holdings Limited (“Company”), the holders of the US$282,720,000 aggregate principal amount of 9.875% senior secured notes due 15 March 2019 (“Emeco Noteholders”) and Subordinate Claim Holders under Part 5.1 of the Corporations Act 2001 (Commonwealth of Australia).

Unless the context requires otherwise, expressions defined in the Explanatory Statement have the same meaning when used in this Election Form.

ELECTION TO RECEIVE AN INTEREST IN TRANSACTION SECURITIES AS THE SCHEME CONSIDERATION IF THE SCHEME IS APPROVED.

Emeco Noteholders may wish to receive an interest in Transaction Securities as Scheme Consideration if the Scheme is approved.

The Scheme Consideration and the Transaction Securities are described in detail in Sections 8, 9 and Schedule 1 to the Explanatory Statement. Emeco Noteholders should read those sections of the Explanatory Statement and the information in the Schedules of this Election Form very carefully before completing and signing this Election Form.

COMPLETION OF ELECTION FORM AND DEADLINE FOR ELECTION

If Emeco Noteholders wish to receive an interest in Transaction Securities as Scheme Consideration if the Scheme is approved (the Election), Emeco Noteholders must properly complete this Election Form, sign this Election Form where indicated and return this Election Form to its Registered Participant as soon as possible so as to allow the Registered Participant to properly complete, execute and return the Registered Participant Transmittal Letter to the Information Agent and take other required steps to submit your underlying position in the Emeco Notes before 5:00 p.m. New York Time 8 March 2017 in New York (Election Cut Off). The Information Agent is the agent for the Company.

Each Emeco Noteholder who wishes to receive an interest in Transaction Securities as Scheme Consideration if the Scheme is approved, must complete an Election Form.

An Emeco Noteholder who properly completes and executes this Election Form and returns this Election Form to its Registered Participant is taken to have appointed:

(a)	the Company as its agent and attorney-in-fact for purposes of delivering this Election Form to the Company. The Information Agent is the agent of the Company; and

(b)	its Registered Participant as its agent for the purposes of completing and executing the Registered Participant Transmittal Letter and delivering the Registered Participant Transmittal Letter to the Information Agent before the Election Cut Off.

By signing this Election Form, the undersigned Emeco Noteholder is taken to have agreed to and acknowledged all of the matters set out in Item 3 “ACKNOWLEDGEMENTS AND REPRESENTATIONS”.

This Election Form is a deed and Item 5 allows for Emeco Noteholders to execute this Election Form as a deed.

IMPORTANT NOTE AND SPECIFIC INSTRUCTIONS:

Please use this Election Form if you are an Emeco Noteholder and wish to receive an interest in Transaction Securities as Scheme Consideration if the Scheme is approved.

Subject to the discretion of the Company (exercised reasonably), if an Emeco Noteholder:

(a)	does not make an election to receive an interest in Transaction Securities; OR

(b)	makes an election to receive an interest in Transaction Securities but fails to provide the Security Election Information (to the satisfaction of the Company, in its absolute discretion),

(c)	makes an election to receive an interest in Transaction Securities but fails to:

a.	provide this Election Form to their Registered Participant before the Election Cut off to enable their Registered Participant to transmit the Election Form to the Information Agent prior to the Election Cut Off; and/or

b.	cause their Registered Participant to submit their interests in Emeco Notes onto ATOP prior to the Election Cut Off,

the Emeco Noteholder will be deemed to elect to receive Cash as that Noteholder’s Scheme Consideration and will be a Scheme Cash Recipient under the Scheme.

The Registered Participant is not empowered to, and will not, elect on your behalf except as contemplated by the Registered Participant Transmittal Letter.

You should properly complete, sign and return this Election Form to your Registered Participant, who will prepare a Registered Participant Transmittal Letter which will be accepted by the Company (via the Information Agent) as an instruction from you to receive an interest in Transaction Securities as Scheme Consideration if the Scheme is approved.

HOW TO MAKE YOUR ELECTION

1.	Complete Items 1, 2 and 3.

2.	Review and confirm the acknowledgments and representations set out in Item 4.

3.	Sign this Election Form at Item 5.

4.	Return this Election Form to your Registered Participant in the pre-addressed postage-paid envelope. Please make sure your Registered Participant receives your Election Form in sufficient time to enable it to complete a Registered Participant Transmittal Letter and forward the same to the Information Agent before the Election Cut Off.

ITEM 1 - ELECTION TO RECEIVE AN INTEREST IN TRANSACTION SECURITIES

If the Scheme is approved, I / we elect to receive Scheme Consideration of:

☐            TRANSACTION SECURITIES

By ticking this box, I /we acknowledge that I have read the offer dated 2 February 2017 from Emeco Pty Limited for 9.25% Secured Tranche B Notes (Offer) at Schedule 1 of this Election Form and that by signing this Election Form, I / we the undersigned Emeco Noteholder ACCEPT the Offer.

ITEM 2 - PROVISION OF SECURITY ELECTION INFORMATION

If you elect to receive an interest in TRANSACTION SECURITIES, you must provide the Security Election Information. If you fail to provide the Security Election Information, you will be deemed to elect to receive Cash as that Noteholder’s Scheme Consideration and will be a Scheme Cash Recipient under the Scheme.

TRANCHE B NOTES

Please see the Registered Participant Transmittal Letter for VOI Number, DTC Registered Participant Name and DTC Registered Participant Number.

NEW EMECO SHARES

Name of proposed shareholder[1]:

Physical Address (incl post code):

ABN (if Australian Company):

ITEM 3 - AUTHORISATION TO GIVE EFFECT TO ELECTION

By signing this Election Form, I / we the undersigned Emeco Noteholder, hereby authorise my / our Registered Participant (as agent on my / our behalf) to submit my underlying position on the Emeco Notes through DTC’s Automated Tender Offer Program (ATOP) and hereby consent and agree to the blocking of any trades on this underlying position in relation to the Emeco Notes.

[1]	If the proposed shareholder is an Individual, please provide the given names of the individual in full. If the proposed shareholder is a company, please provide the company’s full title. If the proposed shareholder is a trustee, the full given names of the trustees are required. Please contact the Information Agent with any queries.

ITEM 4 - ACKNOWLEDGEMENTS & REPRESENTATIONS

Each Emeco Noteholder who signs and returns this Election Form to its Registered Participant:

1.	acknowledges and agrees that the Company may disregard in its sole and absolute discretion and a Registered Participant preparing a Registered Participant Transmittal Letter may disregard any (as applicable):

a.	any Election Form that is executed and returned but which does not indicate an election to receive an interest in Transaction Securities;

b.	any Election Form that is executed and returned, which indicates an election to receive an interest in Transaction Securities, but there is no or incomplete Security Election Information (to the satisfaction of the Company, in its absolute discretion);

c.	any Election Form that is received by the Information Agent in insufficient time for the Registered Participant to complete and return a Registered Participant Transmittal Letter to the Information Agent before the Election Cut Off; and

d.	any Election Form that is executed by a person who is not an Emeco Noteholder.

2.	represents, warrants and undertakes to the Company and the Information Agent that the Emeco Noteholder who elects to receive an interest in Transaction Securities will not transfer or sell its Emeco Notes:

a.	If the Scheme is approved at the Scheme Meeting, at any time on and from the Effective Date; or

b.	If the Scheme is approved at the Scheme Meeting but not approved by the Federal Court of Australia, until the conclusion of the Second Court Hearing; or

c.	If the Scheme is not approved at the Scheme Meeting, until the conclusion of the Scheme Meeting.

3.	acknowledges and declares that every obligation of such Emeco Noteholder under this Election Form shall be binding upon the undersigned’s personal representatives, successors, and assigns;

4.	acknowledges and represents it is not an Affiliate of Emeco Pty Limited, or if it is an Affiliate of Emeco Pty Limited, it acknowledges that the Transaction Securities will be “restricted securities” for purposes of the U.S. Securities Act of 1933, as amended (Securities Act). For the purposes of this clause 4, an “Affiliate” of any person has the meaning given to the term in Rule 501(b) under the Securities Act and means any other person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; and control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of securities, by contract or agency or otherwise; and

5.	acknowledges that this Election Form shall be governed by and construed in accordance with the laws of the State of New South Wales, Australia.

ITEM 5 - SIGN HERE

Executed as a deed. Please note that this form must also be signed by a witness.

(See 2 Schedule of this Election Form “INSTRUCTIONS FOR EMECO NOTEHOLDERS”)

Date:

Executed by:

Signature (1):

Name (please print):

Capacity:

Signature (2):

Name (please print):

Capacity:

On behalf of:

Name of Emeco Noteholder:

Address (incl post code):

Area Code and Telephone No.:

Email address:

Witnessed by (a person who did not complete and sign this Election Form and who was present during the signing of the Election Form):

Signature of witness:

Name of witness (please print):

Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If a signer is a corporation, please give full corporate name and have a duly authorised officer sign, stating title. If a signer is a partnership or trust, please sign in partnership or trust name by a duly authorised person.

If the Emeco Noteholder is an Australian corporation, this Election Form must be signed by (i) two directors of the corporation; OR (ii) a director and company secretary; OR (iii) if there is only one director who is also the company secretary - that director.

If the Emeco Noteholder is a non-Australian corporation, this Election Form must be signed in accordance with the local law of the non-Australian corporation’s country of incorporation.

SCHEDULE 1

2 February 2017		Level 3, 71 Walters Drive Osborne Park WA 6017, Australia

To:	All holders of the 9.875% Senior Secured Notes due 2019 issued by Emeco Pty Limited pursuant to an indenture dated 17 March 2014 as at the date of this letter (together the Emeco Noteholders)	PO Box 1341, Osborne Park DC WA 6916, Australia T +61 (0) 8 9420 0222 F +61 (0) 8 9420 0205 E corporate@emecogroup.com emecogroup.com Emeco Pty Limited ABN 11 112 227 728

Dear Sir/Madam

Emeco Pty Limited

9.25% Secured Tranche B Notes

We refer to our previous Offer Letter dated 2 November 2016 and previous explanatory statement concerning Emeco Holdings Limited dated 2 November 2016. We now refer to the revised explanatory statement (“Explanatory Statement”) concerning Emeco Holdings Limited (“EHL”) dated on or about the date of this letter. Unless the context otherwise requires, expressions defined in the Explanatory Statement have the same meaning in this offer.

We are pleased to offer to issue to you 9.25% Secured Tranche B Notes due 2022 (the “Tranche B Notes”) to be issued by Emeco Pty Limited (“EPL”). Such Tranche B Notes are offered to the Emeco Noteholders pursuant to the terms of the scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) proposed between EHL and the Emeco Noteholders as contemplated in Explanatory Statement in relation to proceedings filed in the Federal Court of Australia under proceeding number NSD101/2017.

This letter, together with our previous Offer Letter dated 2 November 2016, constitutes an offer to issue debt interests in accordance with the “public offer test” in section 128F(3)(a) of the Income Tax Assessment Act 1936 (Cth) of Australia (the “Income Tax Assessment Act”). It is intended that the Tranche B Notes will satisfy the public offer test and other requirements of section 128F of the Income Tax Assessment Act.

Terms of the Tranche B Notes

The proposed terms of the Tranche B Notes are set out in Schedule 1 of the Explanatory Statement.

Participation

In order to participate in this offer, you must elect to receive Scheme Consideration of Transaction by properly completing and returning the Election Form provided to you with the Explanatory Statement in the manner and by the time described in the Election Form and Scheme Booklet. If you participate in the subscription for Tranche B Notes, the Tranche B Notes will be issued to you on or about 31 March 2017.

Questions

If you would like to discuss any aspect of this offer, please do not hesitate to contact our Chief Legal, Risk & Business Transformation Officer and Company Secretary whose details are listed below:

Thao Pham

Level 3, 71 Walters Drive, Osborne Park WA 6017

thao.pham@emecogroup.com

Yours faithfully,

For and on behalf of Emeco Pty Limited

By its authorised officer

Thao Pham

Chief Legal, Risk & Business Transformation Officer and Company Secretary

EMECO PTY LIMITED

2 November 2016		Level 3, 71 Walters Drive
Osborne Park WA 6017, Australia

To:	All holders of the 9.875% Senior Secured Notes due 2019 issued by Emeco Pty Limited pursuant to an indenture dated 17 March 2014 as at the date of this letter (together the Emeco Noteholders)	PO Box 1341, Osborne Park DC WA 6916, Australia T +61 (0) 8 9420 0222 F +61 (0) 8 9420 0205 E corporate@emecogroup.com emecogroup.com Emeco Pty Limited ABN 11 112 227 728

Dear Sir/Madam

Emeco Pty Limited

9.25% Secured Tranche B Notes

We refer to the explanatory statement (Explanatory Statement) concerning Emeco Holdings Limited dated on or about the date of this letter. Unless the context otherwise requires, expressions defined in the Explanatory Statement have the same meaning in this offer.

We are pleased to offer to issue to you 9.25% Secured Tranche B Notes due 2022 (the Tranche B Notes) to be issued by Emeco Pty Limited (EPL). Such Tranche B Notes are offered to the Emeco Noteholders pursuant to the terms of the scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) proposed between EHL and the Emeco Noteholders as contemplated in Explanatory Statement.

This letter constitutes an offer to issue debt interests in accordance with the “public offer test” in section 128F(3)(a) of the Income Tax Assessment Act 1936 (Cth) (the Income Tax Assessment Act). It is intended that the Tranche B Notes will satisfy the public offer test and other requirements of section 128F of the Income Tax Assessment Act.

Terms of the Tranche B Notes

The proposed terms of the Tranche B Notes are set out in Schedule 1 of the Explanatory Statement.

Participation

In order to participate in this offer, must elect to receive Scheme Consideration of Transaction Securities in accordance with the election form in Annexure 8A of the Explanatory Statement in the manner and by the time described in the Scheme Booklet. If you participate in the subscription for Tranche B Notes, the Tranche B Notes will be issued to you on or about 5 January 2017.

Questions

If you would like to discuss any aspect of this offer, please do not hesitate to contact our Chief Legal, Risk & Business Transformation Officer and Company Secretary whose details are listed below:

Thao Pham

Level 3, 71 Walters Drive, Osborne Park WA 6017

thao.pham@emecogroup.com

Yours faithfully,

For and on behalf of Emeco Pty Limited

By its authorised officer

Thao Pham

Chief Legal, Risk & Business Transformation Officer and Company Secretary

EMECO PTY LIMITED

Schedule 2

INSTRUCTIONS FOR EMECO NOTEHOLDERS

1.	Emeco Noteholders

Only Emeco Noteholders who arrange for the Registered Participant to submit their Emeco Notes through ATOP will be eligible to make the Election.

2.	Giving Effect to Election

If an Emeco Noteholder elects to receive an interest in Transaction Securities as Scheme Consideration if the Scheme is approved, the Emeco Noteholder by properly completing this Election Form and providing it to their Registered Participant before the Election Cut Off, authorises their Registered Participant to submit their underlying position in relation to the Emeco Notes through ATOP.

The interest in Transaction Securities will be duly issued to Emeco Noteholders in accordance with the Explanatory Statement and pursuant to the Security Election Information provided by each Emeco Noteholder who elects to receive an interest in Transaction Securities.

3.	Execution

If this Election Form is signed by trustees, partners, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with this Election Form.

If the Emeco Noteholder is an Australian corporation, this Election Form must be signed by (i) two directors of the corporation; OR (ii) a director and company secretary; OR (iii) if there is only one director who is also the company secretary - that director.

If the Emeco Noteholder is a non-Australian corporation, this Election Form must be signed in accordance with the local law of the non-Australian corporation’s country of incorporation.

4.	Delivery of this Election Form

A properly completed and duly executed copy of this Election Form and any other documents required by this Election Form must be received by the Registered Participant in sufficient time for the Registered Participant to properly complete, execute and return the Registered Participant Transmittal Letter to the Information Agent before the Election Cut Off. For the purposes of the Election Cut Off, the date of receipt by the Information Agent of any Registered Participant Transmittal Letter will be deemed to be the date of receipt by the Company.

Election Forms may be revoked at any time up to, but will become irrevocable on, the Election Cut Off. The method of delivery of this Election Form and all other required documents to the Registered Participant - and by the Registered Participant to the Information Agent - is at the election and risk of the Emeco Noteholder or Registered Participant as applicable. In all cases, sufficient time should be allowed to assure timely delivery of this Election Form to the Registered Participant, to allow timely submission of the Emeco Noteholders’ underlying position on the Emeco Notes through ATOP and delivery of the relevant Registered Participant Transmittal Letter to the Information Agent.

5.	Questions Regarding Validity, Form, Legality

If the Emeco Noteholder wishes to make the Election, the Emeco Noteholder and the Registered Participant must do all things necessary to properly complete, execute and return the Election Form. The proper completion, execution and return of the form is wholly at the election and risk of the Emeco Noteholder and Registered Participant as applicable. Emeco Noteholders and Registered Participants may raise any questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Election Forms with the Information Agent as agent for the Company. The Company will determine all such questions in its sole and absolute discretion. The Company may rely on the opinion of appropriate US or Australian counsel in making any such determinations.

The Company reserves the right to reject any Election Form not in proper form in its sole and absolute discretion. The Company further reserves the right to waive any defects or irregularities or conditions of delivery as to any particular Election Form.

The Company, the Information Agent, or any other person will not be under any duty to provide notification of defects or irregularities with respect to deliveries of Election Forms nor will any of them incur any liability for failure to provide such notification.

6.	Withdrawal Rights

At any time prior to the Election Cut Off, any Emeco Noteholder who has submitted a Election Form may withdraw such Election Form, by filing a written notice with the Registered Participant in sufficient time to allow the Registered Participant to:

•	lodge either a withdrawal notice or amended Registered Participant Transmittal Letter with the Information Agent before the Election Cut Off; and

•	withdraw from ATOP the underlying position of the Emeco Noteholder.

In the case of filing a valid withdrawal, the notice of withdrawal must specify the name of the person having submitted the original Election Form, specify the date it was submitted and be signed by the party who signed the Election Form to be revoked.

Any Elections that are withdrawn shall be deemed not to have elected to receive an interest in Transaction Securities unless resubmitted in proper form. Elections that are properly withdrawn may be resubmitted in accordance with the required procedures at any time prior to the Election Cut Off.

All directions contained in Election Forms will be irrevocable on the Election Cut Off.

7.	Requests for Assistance or Additional Copies

Questions and requests for assistance and requests for additional copies of the Explanatory Statement or Election Forms should be directed to the Information Agent at the following address:

Information Agent for Emeco Holdings Limited

C/o Epiq Corporate Restructuring

777 Third Avenue

12th Floor

New York, New York 10017

USA

Attention: Emeco Processing

Tel:

toll-free within the USA: (866) 734-9393

non-toll free number: +1 (646) 282-2500

Email:

Inquiries (but not documents) may be submitted to tabulation@epiqsystems.com

(please reference “Emeco” in the subject line).

Microsite for Emeco Noteholders:

http://dm.epiq11.com/Emeco